                            Termination of Right to Maintain Agreement

        For good and sufficient consideration, which is hereby
acknowledged, the undersigned does hereby terminate effective immediately the Right to Maintain Agreement (the "Agreement") dated as of October 8, 1999 by and between DevClick.com, Inc. and Paul D. Levy.
Accordingly the undersigned hereby acknowledges that the Agreement has no further force and effect.
DATED: December 15, 1999.

/s/ Paul D. Levy
Paul D. Levy

Termination of Right to Maintain Agreement
        For good and sufficient consideration, which is hereby
acknowledged, the undersigned does hereby terminate effective immediately the Right to Maintain Agreement (the "Agreement") dated as of October 8, 1999 by and between DevClick.com, Inc. and Michael T.
Devlin. Accordingly the undersigned hereby acknowledges that the
Agreement has no further force and effect.

DATED: December 15, 1999.

/s/ Michael T. Devlin
Michael T. Devlin